SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 13, 2002

                   Chevy Chase Preferred Capital Corporation
             (Exact name of registrant as specified in its charter)


          Maryland                  333-10495                   52-1998335
----------------------------   ---------------------    ------------------------
(State or Other Jurisdiction                                   (IRS Employer
     of Incorporation)        (Commission File Number)    Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland                          20814
-----------------------------------------                      ------------
(Address of Principal Executive Offices)                         (Zip Code)


                                 (301) 986-7000
                   ----------------------------------------

              (Registrant's telephone number, including area code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



Item 4. Changes in Registrant's Certifying Accountant.

     On August 13, 2002, the Board of Directors of Chevy Chase Preferred Capital Corporation (the "Company"), upon the unanimous recommendation of its Audit Committee, approved the dismissal of Arthur Andersen LLP ("Andersen") as the Company's principal independent accountant and the engagement of Ernst & Young LLP ("Ernst & Young") to serve as the Company's principal independent accountant to audit the Company's financial statements for the year ending December 31, 2002.

     Andersen's reports on the Company's financial statements for each of the two most recent fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years and through the date hereof, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their reports; and there were no "reportable events," as defined in Item 304(a) (1) (v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. Andersen has advised the Company that it is no longer issuing any letters regarding these matters.

     During the Company's two most recent fiscal years and through the date hereof, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events required to be disclosed under Items 304(a) (2) (i) and (ii) of Regulation S-K.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   CHEVY CHASE PREFERRED CAPITAL CORPORATION

                                     By:  /s/Stephen R. Halpin, Jr.
                                          Stephen R. Halpin, Jr.
                                          Executive Vice President
                                          and Chief Financial Officer


Dated:  August 13, 2002



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